Exhibit 10.2
     EXECUTION VERSION
TENTH AMENDMENT TO CREDIT AGREEMENT
     This TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 22, 2010, among GASCO ENERGY, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of March 29, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1 effective as of the date Borrower satisfies the conditions set forth in Section 2 of this Amendment.
     1.1 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:
     “Convertible Notes” means, collectively, the Original Convertible Notes and the New Convertible Notes.
     “Convertible Notes Indenture” means, collectively, the Original Convertible Notes Indenture and the New Convertible Notes Indenture.
     “Redetermination Date” means each date on which the Borrowing Base is redetermined pursuant to the terms hereof, which shall be (a) with respect to any Scheduled Redetermination, (i) for the year ending December 31, 2009, on or about May 1 of such year, (ii) for the year ending December 31, 2010, on or about January 30 and November 1 of such year, and (iii) for any year thereafter, on or about May 1 and November 1 of such year, (b) with respect to any Special
Tenth Amendment to Credit Agreement

Redetermination requested by the Borrower pursuant to Section 3.03, the first day of the first month which is not less than twenty (20) Business Days following the date of a request for a Special Redetermination, and (c) with respect to any Special Redetermination requested by the Required Lenders, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.04.
     “Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter (i) is a Material Domestic Subsidiary, (ii) owns Oil and Gas Interests included in the Borrowing Base Properties or (iii) guarantees, or is a primary obligor of, any indebtedness, liabilities or other obligations under any Convertible Notes.
     1.2 Additional Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by adding each of the following definitions in the correct alphabetical order:
     “Convertible Notes Documents” means the Convertible Notes, the Convertible Notes Indenture, and any other document, instrument, agreement or certificate contemplated by or executed in connection therewith, in each case, as amended, restated, supplemented of otherwise modified from time to time to the extent permitted under the terms of this Agreement.
     “New Convertible Notes” means the 5 1/2% Senior Convertible Notes due 2015 of the Borrower issued on or before September 1, 2010 pursuant to and in accordance with the New Convertible Notes Indenture, without waiver or amendment of any material terms thereof, and as thereafter amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the terms of this Agreement; provided that the terms of such Senior Convertible Notes do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to the date that is one year after the Maturity Date.
     “New Convertible Notes Indenture” means that certain Indenture between the Borrower and the Trustee with respect to the issuance of the New Convertible Notes; provided that the terms and conditions of such Indenture are substantially similar to, and no less favorable to the Lenders than, those set forth in the draft Indenture entitled “VE COMMENTS DATED 6/9/10” distributed to the Administrative Agent and the Lenders on or about June 11, 2010, as such Indenture may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the terms of this Agreement.

     “New Notes Issuance Date” means the date the New Convertible Notes are initially issued pursuant to and in accordance with the New Convertible Notes Indenture.
     “Original Convertible Notes” means the 5 1/2 % Senior Convertible Notes due 2011 of the Borrower issued pursuant to the Original Convertible Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the terms of this Agreement.
     “Original Convertible Notes Indenture” means that certain Indenture dated as of October 20, 2004, between the Borrower and the Trustee, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the terms of this Agreement.
     1.3 Deleted Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by deleting the definition of “Pledged Securities”.
     1.4 Indebtedness. Clause (h) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (h) Indebtedness of the Borrower under the Convertible Notes in an aggregate outstanding principal amount not to exceed (i) at any time prior to the New Notes Issuance Date, $65,000,000 and (ii) at any time from and after the New Notes Issuance Date, the sum of $65,000,000 minus, (x) the stated amount of any Convertible Notes repaid or prepaid (excluding, for the avoidance of doubt, the stated amount of any Original Convertible Note exchanged for a New Convertible Note having the same face amount pursuant to the terms of the Convertible Notes Documents) to the extent permitted under the terms of this Agreement and (y) the stated amount of any Convertible Notes converted into Equity Interests of the Borrower in accordance with the terms of the Convertible Notes Indenture; provided that from and after the New Notes Issuance Date, the aggregate outstanding principal amount of Indebtedness of the Borrower under the Original Convertible Notes shall not exceed the aggregate principal amount of Original Convertible Notes outstanding immediately after the initial issuance of the New Convertible Notes minus the aggregate principal amount thereof subsequently repaid, prepaid or converted pursuant to the terms of the Original Convertible Notes Indenture and to the extent permitted under the terms of this Agreement.
     1.5 Indebtedness. Section 7.01 of the Credit Agreement shall be and it hereby is amended by (a) deleting the “and” located at the end of clause (i) thereof, (b) relettering clause (j) as clause (l) and (c) adding new clauses (j) and (k) to read as follows:
     (j) Guarantees by any Restricted Subsidiary of the Indebtedness permitted under clause (h) of this Section 7.01;

     (k) Indebtedness incurred to finance premiums due or to become due on any property, casualty, liability or other insurance policies for any Credit Party; and
     1.6 Indebtedness. Clause (l) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (l) Other unsecured Indebtedness of the Credit Parties in an aggregate principal amount not exceeding $2,500,000 at any time outstanding; provided that, in the event any unsecured Indebtedness permitted under this clause (l) is contractually subordinated to the Indebtedness evidenced by the New Convertible Notes, such Indebtedness shall be subordinated in right of payment to the payment in full of all of the Obligations in a manner and on terms and conditions reasonably satisfactory to the Administrative Agent.
     1.7 Liens. Clause (f) of Section 7.02 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (f) Liens to secure the Indebtedness permitted under clause (k) of Section 7.01; provided that such Liens attach solely to such insurance policies and the unearned premiums, return premiums, dividend payments and loss payments in respect of such insurance policies;
     1.8 Convertible Notes Restrictions. Section 7.13 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     Section 7.13. Convertible Notes Restrictions. Prior to the termination of all Commitments and the payment and performance in full of the Obligations, the Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except for (i) the regularly scheduled payments of interest required under the Convertible Notes Documents, (ii) payments made solely with shares of Borrower’s common stock or preferred stock (other than Disqualified Stock) and (iii) the exchange of any Original Convertible Note for a New Convertible Note having the same face amount (including the payment of all accrued but unpaid interest thereon), directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Convertible Notes, or (b) enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under any Convertible Notes Document if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Indebtedness evidenced by the Convertible Notes Documents or the rate of interest on any such Indebtedness (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Convertible Notes Documents ), (ii) change or add any event of default or any covenant with respect to the Indebtedness evidenced by the Convertible Notes Documents if the effect of such change or addition is to cause any one or more of the Convertible Notes Documents to be more restrictive on any Credit Party than such Convertible Notes Documents were prior to such change or addition, (iii) change the dates upon which payments of principal or interest on the Indebtedness evidenced by the Convertible Notes Documents are due, (iv) change any redemption or prepayment provisions of the Indebtedness evidenced by the Convertible Notes Documents, or (v) grant any Liens in any assets or properties of any Credit Party to secure the Indebtedness evidenced by the Convertible Notes Documents.
     1.9 Events of Default. Clause (p) of Article IX of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (p) the Borrower pays liquidated damages under and pursuant to the terms of the Convertible Notes Documents in an aggregate amount for all such payments in excess of $750,000.
SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.
     2.1 Execution and Delivery. Each Credit Party, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment and any other required document, all in form and substance satisfactory to Administrative Agent.
     2.2 No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.
     2.3 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 3. Representations and Warranties of the Credit Parties. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
     3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case, such representations and warranties are true and correct as of such earlier date).
     3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.
     3.3 Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     3.4 No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.
SECTION 4. Miscellaneous.
     4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
     4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     4.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     4.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     4.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

     4.7 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties have caused this Tenth Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER: GASCO ENERGY, INC.
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

GUARANTORS: GASCO PRODUCTION COMPANY
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

RIVERBEND GAS GATHERING, LLC
By:	Gasco Energy, Inc. Its Managing Member

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

MYTON OILFIELD RENTALS, LLC
By:	Gasco Energy, Inc. Its Managing Member

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer
Tenth Amendment to Credit Agreement — Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent,
By:	/s/ John Runger
	Name:	John Runger
	Title:	Managing Director

GUARANTY BANK AND TRUST COMPANY as a Lender
By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President